Exhibit 99.1

VeriFone, Inc. 2099 Gateway Place, Suite 600 San Jose, CA, 95110 www.verifone.com

Investor Contact: William Nettles — Director Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com	VeriFone Reports First Quarter Fiscal 2007 Results

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com	Revenues of $217 million Grew 61% due to Lipman Acquisition and Strong International Performance Record EBITDA, as adjusted, margins of 25.7% EPS, as adjusted, increases 54% to 37 cents
SAN JOSE, CA – March 1, 2007 – VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended January 31, 2007. The Company’s first quarter results reflect the November 1, 2006 acquisition of Lipman and, because of the integration of Lipman’s products and distribution channels as well as the lack of comparable quarter ends of VeriFone and Lipman, are compared to pre-acquisition results of prior fiscal periods.
     Net revenues, for the three months ended January 31, 2007, were $216.6 million, 61% higher than the net revenues of $134.6 million for the comparable period of 2006. The record revenue was driven by the Lipman acquisition and a strong performance internationally.
     Gross margins, excluding non-cash acquisition related charges and stock-based compensation expense, were 47.1%, for the three months ended January 31, 2007, compared to 45.6% for the comparable period of 2006. GAAP gross margins for the three months ended January 31, 2007, were 37.6%, compared to 44.3% for the three months ended January 31, 2006, as a result of increased amortization of purchased technology assets and the step-up in inventory.

     EBITDA, as adjusted, margins for the three months ended January 31, 2007, expanded for the tenth consecutive quarter and reached a record level of 25.7%, compared to the 21.0% recorded in the three months ended January 31, 2006.
     GAAP EPS for the three months ended January 31, 2007, was a loss of ($0.01) per diluted share, compared to $0.20 per diluted share, for the comparable period of fiscal 2006, due to acquisition related charges and a higher GAAP tax rate. Net income, as adjusted, which excludes non-cash acquisition related charges and debt issuance costs, as well as non-cash stock-based compensation expense, for the three months ended January 31, 2007, increased 54% to $0.37 per diluted share, compared to $0.24 per diluted share, for the three months ended January 31, 2006.
     “VeriFone has successfully completed its first quarter since our transformative acquisition of Lipman. I am delighted both with the progress that we have made in integrating Lipman’s business into VeriFone and in generating another very strong quarter financially and operationally,” said Douglas G. Bergeron, Chairman and Chief Executive Officer.
     “VeriFone’s newly configured worldwide sales force is serving customers through a fully integrated distribution channel and supply chain. At the same time we have been reducing inventory and generating considerable operating cash flow,” continued Bergeron.
     “Based on these results, we are increasing our second quarter internal expectations for net income, as adjusted, per share to be in the range of $0.36 to $0.37. We remain very confident of our prospects for fiscal 2007.”
     First Quarter Highlights
•	VeriFone obtained the RBS Streamline Certification for its Vx range of systems with UK based Royal Bank of Scotland, further strengthening its relationship with the bank in the first quarter.

•	In Germany, VeriFone obtained approval of the EMV7816 Interface with its ZKA extensions, enabling pilots with two major retail organizations.

•	In Spain, VeriFone obtained certification for the Nurit 8210 from Sistema 4B, a major Spanish acquirer. This certification positions VeriFone to sell landline systems to all Sistema 4B banks.

•	In Turkey, VeriFone’s business made a significant comeback, and achieved a major milestone by supporting all the large bank applications for the “One POS Project”.

•	VeriFone’s taxi initiatives continued to gain momentum during the quarter as MasterCard Worldwide and VeriFone announced the first U.S. acceptance of MasterCard® PayPass™ “Tap & Go™” contactless payments in taxicabs, making life easier for consumers in Philadelphia. In addition, VeriFone received an award to equip several thousand of Mexico City’s taxis with its MX 870 systems with GPS functionality.

•	VeriFone announced two new systems in the MX Solutions payment platform, the MX830 and MX850. The two new systems are PCI PED-approved and join with the award-winning MX870 to provide multi-lane retailers with the broadest range of secure consumer-facing payment systems featuring the highest visual clarity in a durable, reliable and stylish form factor.

Financial Measures
     Reconciliations for the non-GAAP measures presented in this press release are provided at the end of this press release. Management uses the non-GAAP measures presented in this release to help them evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of other companies in our industry, but cautions investors that these non-GAAP measures should not be considered as substitutes for disclosures made in accordance with GAAP.
Conference Call
     The management of VeriFone will host a conference call, which will be simultaneously webcast, on March 1, 2007, at 1:30 p.m. (PST) to discuss VeriFone’s first quarter results. Management may also provide forward looking guidance on this call. To access the live conference call, the dial-in numbers are as follows:
Domestic callers: 800-299-7635
International callers: 617-786-2901
Passcode: 58324803
     To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register. The recorded audio webcast will be available on VeriFone’s website until March 8, 2007.
     A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until March 8, 2007. The access code for the replay is 27592866.
-ends-

About VeriFone Holdings, Inc. (www.verifone.com)
VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings.. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q . VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended
	January 31,
	2007	2006	Change
	(unaudited)
Net revenues:
System Solutions	$189,229	$118,685	59%
Services	27,397	15,945	72

Total net revenues	216,626	134,630	61
Cost of net revenues:
System Solutions	113,043	65,522	73
Amortization of purchased core and developed technology assets (2)	9,606	1,593	503

Total cost of System Solutions net revenues	122,649	67,115	83
Services	12,597	7,913	59

Total cost of net revenues	135,246	75,028	80

Gross profit	81,380	59,602	37
Operating expenses:
Research and development	16,806	11,407	47
Sales and marketing	22,523	14,201	59
General and administrative	18,405	9,698	90
Amortization of purchased intangible assets	5,328	1,159	360
In-process research and development	6,530	—	nm

Total operating expenses	69,592	36,465	91

Operating income	11,788	23,137	-49
Interest expense	(9,756)	(3,279)	198
Interest income	972	687
Other income and expense, net	(137)	201	nm

Income before income taxes	2,867	20,746	-86
Provision for income taxes	3,851	6,952	-45

Net income (loss)	$(984)	$13,794	-107%

Net income (loss) per share:
Basic	$(0.01)	$0.21

Diluted	$(0.01)	$0.20

Weighted-average shares used in computing net income (loss) per common share:
Basic	80,993	65,705

Diluted	80,993	68,810

(1)	“nm” means not meaningful.

(2)	Management uses gross profit excluding non-cash acquisition related charges and stock-based compensation, a non-GAAP measure, to evaluate the Company’s gross profit and to compare the Company’s current results with those of prior periods, but cautions that it should not be considered as a substitute for disclosures made in accordance with GAAP.

ADDITIONAL CONSOLIDATED STATEMENTS OF OPERATIONS DISCLOSURES
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended
	January 31,
	2007	2006
	(unaudited)
Net revenues	$216,626	$134,630

Gross profit as reported	81,380	59,602
Amortization of purchased core and developed technology assets	9,606	1,593
Amortization of step-up in inventory on acquisition	10,303	—
Stock-based compensation	771	153

Gross profit excluding amortization of purchased core and	102,060	61,348
developed technology assets, other non-cash acquistion costs and stock-based compensation (2)
As a percentage of net revenues:
Gross profit as reported	37.6%	44.3%

Gross profit excluding amortization of purchased core and developed technology assets, other non-cash acquistion costs and stock-based compensation	47.1%	45.6%

	Three Months Ended
	January 31,
	2007	2006
	(unaudited)
Stock-based compensation included above:
Cost of net revenues — System Solutions	$771	$153
Research and development	1,149	180
Sales and marketing	1,491	331
General and administrative	4,064	259

	$7,475	$923

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	January 31,	October 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$161,889	$86,564
Accounts receivable, net of allowances of $2,267 and $2,364	157,739	119,839
Inventories	130,815	86,631
Other current assets	39,392	26,210

Total current assets	489,835	319,244

Property, plant and equipment	32,461	7,300
Purchased intangible assets, net	201,130	16,544
Goodwill	534,703	52,689
Other assets	49,700	57,168

Total assets	$1,307,829	$452,945

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$69,893	$66,685
Income taxes payable	3,490	5,951
Deferred revenue, net	33,860	23,567
Other current liabilities	78,187	54,480
Current portion of long-term debt	5,058	1,985

Total current liabilities	190,488	152,668

Deferred revenue	12,324	7,371
Long-term debt, less current portion	495,065	190,904
Other long-term liabilities	55,755	3,261

Total stockholders’ equity	554,197	98,741

Total liabilities and stockholders’ equity	$1,307,829	$452,945

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Three Months Ended
	January 31,
	2007	2006
	(unaudited)
Cash flows from operating activities
Net income (loss)	$(984)	$13,794
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of purchased intangibles	14,934	2,752
Depreciation and amortization of equipment and improvements	2,073	774
Amortization of capitalized software	295	275
In-process research and development	6,530	—
Amortization of interest rate caps	—	56
Amortization of debt issuance costs	328	266
Stock-based compensation	7,475	923
Other	9	(47)

Net cash provided by operating activities before changes in working capital	30,660	18,793
Changes in operating assets and liabilities:
Accounts receivable, net	(4,643)	(5,543)
Inventories	20,919	(3,503)
Deferred tax assets	371	(853)
Prepaid expenses and other current assets	(3,215)	(956)
Other assets	4,726	(190)
Accounts payable	(10,744)	(5,298)
Income taxes payable	(1,989)	4,639
Tax benefit from stock-based compensation	(2,351)	(874)
Accrued compensation	(4,080)	(1,512)
Accrued warranty	(1,226)	(333)
Deferred revenue	6,356	2,549
Deferred tax liabilities	(2,707)	—
Accrued expenses and other liabilities	(390)	(473)

Net cash provided by operating activities	31,687	6,446

Cash flows from investing activities
Software development costs capitalized	(876)	(428)
Purchase of property, plant and equipment	(6,972)	(610)
Purchase other assets	—	(276)
Purchases of marketable securities	—	(55,950)
Sales and maturities of marketable securities	—	51,150
Acquisition of business, net of cash and cash equivalents acquired	(269,965)	—

Net cash used in investing activities	(277,813)	(6,114)

Cash flows from financing activities
Proceeds from long-term debt, net of costs	304,950	—
Repayment of long-term debt	—	(462)
Repayments of capital leases	(4)	(55)
Tax benefit of stock-based compensation	2,351	874
Proceeds from exercises of stock options and other	13,881	369

Net cash provided by financing activities	321,178	726
Effect of foreign currency exchange rate changes on cash	273	473

Net increase in cash and cash equivalents	75,325	1,531
Cash and cash equivalents, beginning of period	86,564	65,065

Cash and cash equivalents, end of period	$161,889	$66,596

Supplemental disclosures of cash flow information
Cash paid for interest	$3,556	$3,085

Cash paid for taxes	$2,404	$3,434

Supplemental schedule of non-cash transactions:
Issuance of common stock and stock options for business acquisitions	$431,839	$—

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended
	January 31,
	2007	2006	Change
North America	$89,070	$77,175	15%
Latin America	40,671	23,916	70
Europe	71,408	23,049	210
Asia	16,991	10,692	59
Corporate	(1,514)	(202)	nm

	$216,626	$134,630	61%

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended January 31,
	2007	2006	Change
GAAP net income (loss)	$(984)	$13,794	-107%
Provision for income taxes	3,851	6,952	-45

Income before income taxes	2,867	20,746	-86
Interest expense excluding acquistion related charges	9,477	3,279	189
Interest income	(972)	(687)	41
Depreciation and amortization of equipment and improvements	2,073	774	168
Amortization of capitalized software	295	275	7
Amortization of purchased intangible assets	14,934	2,752	443
Amortization of step-down in deferred revenue on acquisition	1,514	202	650
Amortization of step-up in inventory on acquisition	10,303	—	nm
In-process research and development	6,530	—	nm
Stock-based compensation	7,475	923	710
Acquisition related charges and restructuring costs	1,073	—	nm

EBITDA as adjusted (2)	$55,569	$28,264	97%

% of net revenue	25.7%	21.0%	22

GAAP net income (loss)	$(984)	$13,794	-107%

Amortization of purchased intangible assets	14,934	2,752	443
Amortization of step-down in deferred revenue on acquisition	1,514	202	650
Amortization of step-up in inventory on acquisition	10,303	—	nm
In-process research and development	6,530	—	nm
Stock-based compensation	7,475	923	710
Amortization of debt issuance costs	328	266	23
Acquisition related charges and restructuring costs	1,073	—	nm

Total adjustments	42,157	4,143	918

Tax effect of adjustments	11,804	1,326	790
Estimated long term tax rate	28.0%	32.0%	nm

	30,353	2,817	977
Valuation allowance on IPR&D (3)	1,782	—	—

Adjustments after tax	32,135	2,817	—

Net Income as Adjusted (2)	$31,151	$16,611	88%

% of net revenue	14.4%	12.3%	17%

Net Income as Adjusted per diluted share	$0.37	$0.24

Weighted-average shares used in computing diluted net income as adjusted per common share (4)	83,513	68,810

(1)	“nm” means not meaningful.

(2)	Management uses EBITDA as Adjusted and Net Income as Adjusted, both non-GAAP measures to evaluate the Company’s operating performance and compare the Company’s current results with those for prior periods, but cautions that they should not be considered as substitutes for disclosures made in accordance with GAAP.

(3)	The tax effect of in-process research and development is treated as a discrete item resulting in an increase in the non-cash valuation allowance and tax rate for the first quarter of 2007.

(4)	Diluted shares under GAAP are the same as basic when there is a GAAP loss. If there had been a GAAP profit, Q1 2007 diluted shares would have been 83,513.

VERIFONE HOLDINGS, INC.
RECONCILIATION OF GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE AND NET INCOME
(In $ million, except per share data; unaudited)

	Three months ending April 30, 2007
	Non-GAAP				GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To
Net income	$30.0	$31.0	($20.1	) [a]	$9.9	$10.9

Net income per share — diluted	$0.36	$0.37			$0.12	$0.13

Shares used to compute net income per share (millions)	84.0	84.0			84.0	84.0

[a]	Reflects estimated adjustments as follows:

		After Tax
	Before Tax	@28%

(i) Amortization of purchased intangible assets	$14.6	$10.5
(ii) Stock-based compensation	5.7	4.1
(iii) Acquisition related charges	3.4	2.5
(iv) Amortization of step-up in inventory on acquisition	3.1	2.2
(v) Amortization of step-down in deferred revenue	0.8	0.6
(vi) Amortization of debt issuance costs	0.3	0.2

Total adjustments	$27.9	$20.1